     As filed with the Securities and Exchange Commission on March 31, 1999
                                                 Registration No. 333-________

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                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549


                                       FORM S-8

                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933


                         CATAPULT COMMUNICATIONS CORPORATION
                (Exact name of registrant as specified in its charter)

              NEVADA                                    77-0086010
     ------------------------            ------------------------------------
     (State of Incorporation)            (I.R.S. Employer Identification No.)

                                160 South Whisman Road
                               Mountain View, CA 94041
                       (Address of principal executive offices)


                                1989 STOCK OPTION PLAN
                           UK EXECUTIVE SHARE OPTION SCHEME
                                   1998 STOCK PLAN
                          1998 EMPLOYEE STOCK PURCHASE PLAN

                              (Full title of the Plans)


                                   RICHARD A. KARP
                        President and Chief Executive Officer
                         CATAPULT COMMUNICATIONS CORPORATION
                                160 South Whisman Road
                               Mountain View, CA 94041
                                    (650) 960-1025
              (Name, address and telephone number of agent for service)


                                      COPIES TO:

                              HENRY P. MASSEY, JR., ESQ.
                                GEOFFREY B. HALE, ESQ.
                           Wilson Sonsini Goodrich & Rosati
                               Professional Corporation
                                  650 Page Mill Road
                           Palo Alto, California 94304-1050
                                    (650) 493-9300

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                         CALCULATION OF REGISTRATION FEE
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
                                                        Proposed       Proposed
              Title of                                  Maximum         Maximum
             Securities                  Amount         Offering       Aggregate       Amount of
                to be                     to be          Price         Offering       Registration
             Registered               Registered(1)    Per Share         Price            Fee
---------------------------------------------------------------------------------------------------
 Common Stock $0.001 par value,
 options previously issued
 under the 1989 Stock Option Plan        435,587       $1.05 (2)    $457,366.35         $127.15
---------------------------------------------------------------------------------------------------
 Common Stock $0.001 par value,
 options previously issued or to
 be issued under the UK Executive
 Share Option Scheme                     154,500        $.22 (3)        $33,990          $9.44
---------------------------------------------------------------------------------------------------
 Common Stock $0.001 par value,
 options previously issued or to be
 issued under the 1998 Stock Plan      1,800,000     $10.532 (4) $18,957,068.25     $ 5,270.06
---------------------------------------------------------------------------------------------------
 Common Stock $0.001 par value,
 options to be issued under the
 1998 Employee Stock Purchase Plan       750,000     $ 9.031 (5) $ 6,773,437.50     $ 1,883.02
---------------------------------------------------------------------------------------------------
 Total                                 3,140,087                 $26,221,862.10     $ 7,290.00
---------------------------------------------------------------------------------------------------

(1) For the sole purpose of calculating the registration fee, the number of shares to be registered under this Registration Statement is the number of shares subject to options currently outstanding under the 1989 Stock Option Plan, the number of shares subject to options currently outstanding and authorized to be issued under the UK Executive Share Option Scheme and the 1998 Stock Option Plan and the number of shares authorized to be issued under the 1998 Employee Stock Purchase Plan.

(2) Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act") solely for the purpose of calculating the total registration fee on the basis of the weighted average exercise price of $1.05 per share for options to purchase a total of 435,587 shares of Common Stock outstanding under the 1989 Stock Option Plan.

(3) Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the total registration fee on the basis of the weighted average exercise price of $.22 per share for options to purchase 154,500 shares of Common Stock outstanding under the UK Executive Share Option Scheme.

(4) Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The price of $10.532 per share represents the weighted average exercise price based on (i) the weighted average exercise price of $7.58 per share for options to purchase a total of 55,150 shares of Common Stock outstanding under the 1998 Stock Plan and (ii) $10.625 per share (the average of the bid and ask reported prices on the Nasdaq National Market as of March 24, 1999) for 1,744,850 shares of Common Stock reserved for issuance thereunder. The price in (ii) of the preceding sentence is used because the exercise prices of options to be granted in the future are not currently determinable.

(5) Estimated pursuant to Rule 457 under the Securities Act solely for purposes of calculating the registration fee on the basis of 85% of the average of the bid and ask reported prices on the Nasdaq National Market as of March 24, 1999.

             PART II:  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INFORMATION INCORPORATED BY REFERENCE

          The following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

     (a) The Registrant's Prospectus filed with the Commission pursuant to Rule 424(b) on February 12, 1999, which contains audited balance sheets dated as of September 30, 1997 and 1998, an unaudited balance sheet as of December 31, 1998, audited statements of income and statements of cash flows for each of the three years ended September 30, 1998 and an unaudited statement of income and statement of cashflows for the three months ended December 31, 1998.

     (c) The description of the Company's Common Stock as set forth in the Registration Statement on Form S-1, Registration Number
               333-56627 filed on June 11, 1998 as amended by Amendment Number 1, filed on July 21, 1998, and Amendment Number 2 filed on January 7, 1999.

               Item 1 of the Registrant's Registration Statement on Form 8-A filed on July 28, 1998, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.


ITEM 4.   DESCRIPTION OF SECURITIES

          Not Applicable.


ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

          Not Applicable.


ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

          The Registrant's Articles of Incorporation limit, to the maximum extent permitted by Section 78.751 of Nevada General Corporation Law, the personal liability of directors and officers for monetary damages for breach of their fiduciary duties as directors and officers (other than liabilities arising from acts or omissions which involve intentional misconduct, fraud or knowing violations of law or the payment of distributions in violation of Nevada General Corporation Law). The Articles of Incorporation provide further that the Registrant shall indemnify to the fullest extent permitted by Nevada General Corporation Law any person made a party to an action or proceeding by reason of the fact such person was a director, officer, employee or agent or the Registrant. Subject to the Registrant's Articles of Incorporation, the Bylaws provide that the Registrant shall indemnify directors and officers for all costs reasonably incurred in connection with any action, suit or proceeding in which such director or officer is made a party by virtue of his being an officer or director of the Registrant except where such director or officer is finally adjudged to have been derelict in the performance of his duties as such director or officer. The Registrant has entered into indemnification agreements with its officers and directors containing provisions which may require the Registrant, among other things, to indemnify the officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

          Not Applicable.

ITEM 8.   EXHIBITS

            4.1(1)    1989 Stock Option Plan and related agreements

            4.2(2)    UK Executive Share Option Scheme and related agreements

            4.3(3)    1998 Stock Plan and related agreements

            4.4(4)    1998 Employee Stock Purchase Plan and related agreements

           23.1       Consent of Independent Accountants

           23.2       Consent of Counsel (contained in Exhibit 5.1).

           24.1       Power of Attorney (see Page II-4).

-----------------------

(1) Exhibit No. 4.1 is incorporated by reference to Exhibit 10.3 filed with the Registrant's Registration Statement on Form S-1, No. 333-56627.

(1) Exhibit No. 4.2 is incorporated by reference to Exhibit 10.4 filed with the Registrant's Registration Statement on Form S-1, No. 333-56627.

(1) Exhibit No. 4.3 is incorporated by reference to Exhibit 10.5 filed with the Registrant's Registration Statement on Form S-1, No. 333-56627.

(1) Exhibit No. 4.4 is incorporated by reference to Exhibit 10.6 filed with the Registrant's Registration Statement on Form S-1, No. 333-56627.

ITEM 9.   UNDERTAKINGS

     (A)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (B) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (C) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Nevada General Corporation Law, the Restated Articles of Incorporation of the Registrant, the Bylaws of the Registrant, Indemnification Agreements entered into between the Registrant and its officers and directors, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, Catapult Communications Corporation, a corporation organized and existing under the laws of the State of Nevada, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on this 29th day of March, 1999.

                              CATAPULT COMMUNICATIONS CORPORATION

                              By:   /s/  Joan M. Varrone
                                  --------------------------------------------
                                   Vice President of Finance, Chief Financial
                                   Officer and Treasurer



                                  POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joan Varrone and Henry P. Massey, Jr., jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



                SIGNATURE                                 TITLE                            DATE
               -----------                               -------                          ------
 /s/  Richard A. Karp                    President, Chief Executive Officer,        March 29, 1999
-------------------------------          Director and Chairman of the Board of
     (Richard A. Karp)                   Directors (Principal Executive Officer)

 /s/  Joan M. Varrone                    Vice President of Finance, Chief           March 29, 1999
-------------------------------          Financial Officer and Treasurer
     (Joan M. Varrone)                   (Principal  Financial  and  Accounting
                                         Officer)


  /s/  Charles L. Waggoner               Director                                   March 29, 1999
------------------------------
      (Charles L. Waggoner)

  /s/  John M. Scandalios                Director                                   March 29, 1999
------------------------------
      (John M. Scandalios)

  /s/  Nancy H. Karp                     Director                                   March 29, 1999
------------------------------
      (Nancy H. Karp)

                          SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C. 20549




                                       EXHIBITS



                          Registration Statement on Form S-8

                         CATAPULT COMMUNICATIONS CORPORATION

                                    March 31, 1999

                                  INDEX TO EXHIBITS



   Exhibit                                                            Page
   Number                                                             No.
  --------                                                          -------
    4.1(1) 1989 Stock Option Plan and related agreements.             -

    4.2(2) U K Executive Share Option Scheme and related agreements.  -

    4.3(3) 1998 Stock Plan and related agreements.                    -

    4.4(4) 1998 Employee Stock Purchase Plan and related agreements.  -

    5.1    Opinion of Wilson Sonsini Goodrich & Rosati, P.C., as      -
           to legality of securities being registered.

   23.1    Consent of Independent Accountants                         -

   23.2    Consent of Counsel (contained in Exhibit 5.1).             -

   24.1    Power of Attorney (see Page II-4).                         -


--------------------

     (1) Exhibit No. 4.1 is incorporated by reference to Exhibit 10.3 filed with the Registrant's Registration Statement on Form S-1,
          No. 333-56627.

     (1) Exhibit No. 4.2 is incorporated by reference to Exhibit 10.4 filed with the Registrant's Registration Statement on Form S-1,
          No. 333-56627.

     (1) Exhibit No. 4.3 is incorporated by reference to Exhibit 10.5 filed with the Registrant's Registration Statement on Form S-1,
          No. 333-56627.

     (1) Exhibit No. 4.4 is incorporated by reference to Exhibit 10.6 filed with the Registrant's Registration Statement on Form S-1,
          No. 333-56627.